Exhibit 99.1

PARK ELECTROCHEMICAL CORP.                          NEWS  RELEASE
Contact:  James W. Kelly                    48 South Service Road
                                               Melville, NY 11747
                                                   (631) 465-3600


        PARK ELECTROCHEMICAL REPORTS SECOND QUARTER RESULTS

Melville,  New  York, September 21, 2005......Park Electrochemical
Corp. (NYSE-PKE) reported sales of $52,442,000 for its 2006 fiscal year second quarter ended August 28, 2005 compared to sales of $51,098,000 for the second quarter of last year. Park's sales for the six months ended August 28, 2005 were $108,118,000 compared to sales of $109,616,000 for last year's first six months.

Park reported net earnings of $6,057,000 for the second quarter ended August 28, 2005 compared to net earnings of $2,947,000 for last fiscal year's second quarter ended August 29, 2004.

For the six-month period ended August 28, 2005, Park reported net earnings of $12,444,000 before a special item compared to net earnings of $8,968,000 for last year's first six-month period. The special item consisted of an after-tax restructuring charge of $1,059,000 for employment termination benefits related to the reduction in workforce at the Company's Neltec Europe SAS subsidiary in Mirebeau, France, which the Company recorded in the first quarter ended May 29, 2005. Net earnings were $11,385,000 for the six-month period ended August 28, 2005 compared to net earnings of $8,968,000 for last year's first six months.

Park's basic and diluted earnings per share were $.30 for the second quarter ended August 28, 2005, compared to $.15 for last year's second quarter ended August 29, 2004.

For the six-month period ended August 28, 2005, Park reported earnings of $.62 before the special item compared to basic and diluted earnings per share of $.45 for the first six months of last year. Basic and diluted earnings per share were $.57 for the first six months ended August 28, 2005, compared to $.45 for last year's first six months.

Brian Shore, Park's President and CEO, said, "The condition of the global markets for our electronic materials products during our second quarter was similar to the condition of those markets during the prior several quarters. Although the global electronics markets which we serve seem to have improved to some degree over the last few weeks, we do not have an opinion as to whether those improvements will continue. I would like to remind you once again that our short-term visibility into the global electronics markets is very limited. The markets for our advanced composite materials products were strong during the second quarter as we expected, and we believe that that strength will persist through the third quarter." Brian Shore concluded, "We continue to focus a significant amount of our energy and time toward reinventing ourselves into a Technology Company and toward our Advanced Material Company growth initiatives."

The Company will conduct a conference call to discuss its financial results at 11:00 a.m. EDT today. Forward-looking and other material information may be discussed in this conference call. The conference call dial-in number is (800) 289-0533.

For those unable to listen to the call live, a conference call replay will be available from approximately 2:00 p.m. EDT today through 11:59 p.m. EDT on Sunday, September 25, 2005. The conference call replay can be accessed by dialing (888) 203-1112 and entering passcode 3694443 or on the Company's web site at www.parkelectro.com under the caption "Investor Conference Calls".

Any additional material financial or statistical data disclosed in the conference call will also be available at the time of the conference call on the Company's web site at www.parkelectro.com under the caption "Investor Conference Calls".

Park believes that an evaluation of its ongoing operations would be difficult if the disclosure of its financial results were limited to generally accepted accounting principles ("GAAP")
financial   measures,  which  include  special  items,   such   as
restructuring and severance charges. Accordingly, in addition to disclosing its financial results determined in accordance with GAAP, Park discloses non-GAAP operating results that exclude special items in order to assist its shareholders and other readers in assessing the Company's operating performance, since the Company's on-going, normal business operations do not include such special items. The detailed operating information presented below reconciles the non-GAAP operating results before special items to net earnings determined in accordance with GAAP. Such non-GAAP financial measures are provided to supplement the results provided in accordance with GAAP.

Certain portions of this press release may be deemed to constitute forward looking statements that are subject to various factors which could cause actual results to differ materially from Park's expectations. Such factors include, but are not limited to, general conditions in the electronics industry, Park's competitive position, the status of Park's relationships with its customers, economic conditions in international markets, the cost and availability of utilities, and the various factors set forth under the caption "Factors That May Affect Future Results" after Item 7 of Park's Annual Report on Form 10-K for the fiscal year ended February 27, 2005.

Park Electrochemical Corp. is a global advanced materials company which develops and manufactures high-technology digital and RF/microwave printed circuit materials and advanced composite materials for the electronics, military, aerospace, wireless communication, specialty and industrial markets. The Company's manufacturing facilities are located in Singapore, China (currently under construction), France (two facilities), Connecticut, New
York, Arizona and California. The Company operates under the FiberCoteT, Nelcor and Neltecr names.

Additional corporate information is available on the Company's web site at www.parkelectro.com.

The performance table(in thousands,except per share amounts-unaudited:

                                     13 weeks Ended       26 weeks Ended
                                     --------------        --------------
                                   8/28/05  8/29/04    8/28/05    8/29/04
                                   -------   -------   -------    -------
Sales                              $52,442  $51,098   $108,118    $109,616


Net Earnings before Special Item   $ 6,057  $ 2,947   $ 12,444    $  8,968
Special Item                             -        -     (1,059)          -
                                   -------   -------   ---------  -------
  Net Earnings                     $ 6,057  $ 2,947   $ 11,385    $  8,968

Basic and Diluted Earnings Per Share:
  Earnings before Special Item       $0.30    $0.15      $0.62       $0.45
  Special Item                           -        -     (0.05)          -
                                     -----
     Earnings Per Share              $0.30    $0.15      $0.57       $0.45

Weighted Average Shares Outstanding:
  Basic                             20,032   19,885     19,989      19,847
  Diluted                           20,223   20,112     20,149      20,090


The comparative balance sheets (in thousands):

                                                8/28/05         2/27/05
                                                -------         -------
                                              (unaudited)
     Assets
     ------
    Current Assets
        Cash and Marketable Securities         $199,901        $189,578
        Accounts Receivable, Net                 32,260          35,722
        Inventories                              14,550          15,418
        Other Current Assets                      5,586           2,944
                                               --------        --------
          Total Current Assets                  252,297         243,662

     Fixed Assets, Net                           59,554          63,251
     Other Assets                                   344             398
                                               --------        --------
          Total Assets                         $312,195        $307,311
                                               ========        ========


     Liabilities  and  Stockholders' Equity
     --------------------------------------
     Current Liabilities
        Accounts Payable                        $11,238         $15,121
        Accrued Liabilities                      18,821          20,566
        Income Taxes Payable                      6,709           6,474
                                               --------        --------
          Total Current Liabilities              36,768          42,161

     Deferred Income Taxes                        6,156           5,042
     Liability from Discontinued Operations      17,251          17,251
                                               --------        --------
          Total Liabilities                      60,175          64,454

     Stockholders' Equity                       252,020         242,857
                                               --------        --------

          Total  Liabilities and
           Stockholders' Equity                $312,195        $307,311
                                               ========        ========

     Equity Per Share                            $12.55          $12.19
                                               ========        ========



 Detailed operating information (in thousands - unaudited):

                                           13 Weeks Ended           26 Weeks Ended
                                           --------------           --------------
                                         8/28/05     8/29/04      8/28/05     8/29/04
                                         -------    ---------    ---------   --------
   Net Sales                             $52,442     $51,098      $108,118   $109,616
   Cost of Sales                          40,847      41,680        84,493     86,486
     %                                     77.9%       81.6%         78.1%      78.9%
   Gross Profit                           11,595       9,418        23,625     23,130
      %                                    22.1%       18.4%         21.9%      21.1%
   Selling, General and Administrative
     Expenses                              5,953       6,521        12,222     14,862
     %                                     11.3%       12.7%         11.4%      13.6%
   Profit from Operations                  5,642       2,897        11,403      8,268
     %                                     10.8%        5.7%         10.5%       7.5%
   Other Income                            1,483         776         2,819      1,427
     %                                      2.8%        1.5%          2.6%       1.3%
   Pre-Tax Operating Profit                7,125       3,673        14,222      9,695
     %                                     13.6%        7.2%         13.2%       8.8%
   Income Tax Provision                    1,068         726         1,778        727
     Effective Tax Rate                    15.0%       19.8%         12.5%       7.5%
   Net Profit Before Special Item          6,057       2,947        12,444      8,968
     %                                     11.5%        5.8%         11.5%       8.2%

 Special Item:
     Restructuring charge                     -            -         1,059         -
     %                                        -            -          1.0%         -
   Income Tax Provision                       -            -             -         -
     Effective Tax Rate                       -            -             -         -
   After-Tax Restructuring Charge             -            -         1,059         -
     %                                        -            -          1.0%         -
 After Special Item:
   Earnings   before Income Taxes          7,125       3,673        13,163      9,695
     %                                     13.6%        7.2%         12.2%       8.8%
   Income Tax Provision                    1,068         726         1,778        727
     Effective Tax Rate                    15.0%       19.8%         13.5%       7.5%
   Net Earnings                          $ 6,057     $ 2,947      $ 11,385    $ 8,968
     %                                     11.5%        5.8%         10.5%       8.2%



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